Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS THIRD QUARTER

2014 RESULTS

STAMFORD, Conn. (October 28, 2014) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2014 financial results.

Third Quarter 2014 Highlights

•	Excluding special items, EPS from continuing operations was $0.66. Including special items, EPS from continuing operations was $0.59.

•	Adjusted EBITDA was $298 million.

•	Excluding special items, income from continuing operations was $121 million. Including special items, income from continuing operations was $109 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 7.4% in constant dollars (7.5% in actual dollars) compared to 2013. Systemwide REVPAR for Same-Store Hotels in North America increased 9.1% in constant dollars (8.8% in actual dollars).

•	Management fees, franchise fees and other income increased 3.2% compared to 2013. Management and franchise fees increased 7.3% compared to 2013.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 125 basis points compared to 2013.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 7.2% in constant dollars (7.7% in actual dollars) compared to 2013.

•	Margins at Starwood Same-Store Owned Hotels Worldwide increased approximately 120 basis points compared to 2013.

•

Earnings from Starwood’s vacation ownership and residential business decreased approximately $21 million compared to 2013, including a $19 million decrease in earnings from the St. Regis Bal Harbour residential project (“Bal Harbour”) which is sold out.

•	During the quarter, the Company signed 39 hotel management and franchise contracts, representing approximately 7,100 rooms, and opened 18 hotels and resorts with approximately 3,500 rooms.

•

During the quarter, the Company issued $350 million of 3.75% Senior Notes due 2025, issued $300 million of 4.50% Senior Notes due 2034, and established a Commercial Paper Program under which the Company may issue up to $1.75 billion of short-term unsecured notes.

•

During the quarter, the Company paid a regular quarterly dividend of $0.35 per share and a special dividend of $0.65 per share, increased its share repurchase authorization by $1.1 billion, and repurchased 10.4 million shares at a total cost of $857 million and an average price of $82.57 per share.

•	During the nine months ended September 30, 2014, the Company returned approximately $1.6 billion to shareholders through dividends and share repurchases.

Third Quarter 2014 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2014 of $0.59 compared to $0.81 in the third quarter of 2013. Excluding special items, EPS from continuing operations was $0.66 for the third quarter of 2014 compared to $0.71 in the third quarter of 2013. Special items in the third quarter of 2014, which totaled a charge of $12 million (after-tax), included a $13 million pre-tax charge for the impairment of a wholly-owned hotel and a $7 million pre-tax charge associated with the termination of a leasehold interest in a hotel which is now franchised. Special items in the third quarter of 2013, which totaled a benefit of $20 million (after tax), primarily related to a favorable adjustment to a legal reserve, tax benefits associated with a non-core asset sale and the reversal of a valuation allowance on deferred tax assets which are now deemed realizable. Excluding special items, the effective income tax rate in the third quarter of 2014 was 34.7% compared to 31.3% in the third quarter of 2013.

Income from continuing operations was $109 million in the third quarter of 2014, compared to $157 million in the third quarter of 2013. Excluding special items, income from continuing operations was $121 million in the third quarter of 2014 compared to $137 million in the third quarter of 2013.

Net income was $109 million and $0.59 per share in the third quarter of 2014, compared to $157 million and $0.81 per share in the third quarter of 2013.

Frits van Paasschen, CEO, said, “We delivered strong results in the third quarter, with both EBITDA and EPS ahead of expectations. Worldwide REVPAR grew by over seven percent in constant dollars. In North America, occupancies reached record levels for the sixth consecutive quarter, and REVPAR was up over nine percent. During the quarter, we made significant progress in reaching our target leverage, having repurchased $857 million in stock. We also issued $650 million in long term debt at very favorable rates.

“Recent volatility in markets outside the U.S. along with a strengthening U.S. dollar are likely to be headwinds in the fourth quarter and into 2015. Despite these headwinds, we remain as bullish as ever about the long-term prospects of our business as rising global wealth, unprecedented growth in travel infrastructure, and a more interconnected business world continue to drive demand for high-end travel.”

Nine Months Ended September 30, 2014 Earnings Summary

Income from continuing operations was $398 million in the nine months ended September 30, 2014 compared to $437 million in the same period in 2013. Excluding special items, income from continuing operations was $390 million in the nine months ended September 30, 2014 compared to $438 million in the same period in 2013.

Net income was $399 million and $2.11 per share in the nine months ended September 30, 2014 compared to $507 million and $2.61 per share in the same period in 2013.

Adjusted EBITDA was $903 million in the nine months ended September 30, 2014 compared to $949 million in the same period in 2013.

Third Quarter 2014 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 7.4% in constant dollars (7.5% in actual dollars) compared to the third quarter of 2013. International Systemwide REVPAR for Same-Store Hotels increased 5.4% in constant dollars (5.9% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	9.1%	8.8%
Latin America	6.1%	6.1%
Asia Pacific:
Greater China	8.7%	8.2%
Rest of Asia	0.3%	—
Europe, Africa & Middle East:
Europe	6.1%	8.2%
Africa & Middle East	4.7%	4.3%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	8.2%	9.1%
W Hotels	8.0%	8.1%
Westin	9.0%	8.9%
Sheraton	6.4%	6.2%
Le Méridien	3.5%	4.1%
Four Points by Sheraton	7.4%	6.9%
Aloft	12.6%	12.9%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 125 basis points compared to 2013. International gross operating profit margins for Same-Store Company-Operated properties increased approximately 100 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 165 basis points.

Management fees, franchise fees and other income were $255 million, up $8 million, or 3.2% compared to the third quarter of 2013. Management fees increased 5.1% to $143 million and franchise fees increased 12.5% to $63 million compared to the third quarter of 2013. Other management and franchise revenue was down 15.9% compared to the third quarter of 2013 primarily due to the inclusion, in 2013, of a significant fee associated with the termination of a management contract.

Development

During the third quarter of 2014, the Company signed 39 hotel management and franchise contracts, representing approximately 7,100 rooms, of which 34 are new builds and five are conversions from other brands. At September 30, 2014, the Company had approximately 470 hotels in the active pipeline representing approximately 105,000 rooms. In addition to its active pipeline, the Company holds a 74% equity stake in Design Hotels AG, a company that represents and markets a distinct selection of over 280 independent hotels with nearly 21,500 rooms globally. Starwood and Design Hotels have recently entered into an agreement that allows greater coordination and cooperation between the companies.

During the third quarter of 2014, 18 new hotels and resorts (representing approximately 3,500 rooms) entered the system, including The Castle Hotel, a Luxury Collection Hotel, Dalian (China, 292 rooms), Aloft Tampa Downtown (Florida, 130 rooms), Le Méridien Bahrain City Centre (Bahrain, 260 rooms), Sheraton New Caledonia Deva Resort & Spa (New Caledonia, 180 rooms), and Element Frankfurt Airport (Germany, 133 rooms). During the quarter, five properties (representing approximately 1,200 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 7.2% in constant dollars (7.7% in actual dollars) when compared to 2013. REVPAR at Starwood Same-Store Owned Hotels in North America increased 7.5% in constant dollars (6.1% actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 7.0% in constant dollars (9.0% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 5.7% in constant dollars (6.3% in actual dollars) while costs and expenses increased 4.2% in constant dollars (4.6% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 120 basis points compared to 2013.

Revenues at Starwood Same-Store Owned Hotels in North America increased 5.9% in constant dollars (4.5% in actual dollars) while costs and expenses increased 4.0% in constant dollars (2.8% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 140 basis points compared to 2013.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 5.6% in constant dollars (7.4% in actual dollars) while costs and expenses increased 4.3% in constant dollars (6.1% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 100 basis points compared to 2013.

Revenues at Owned Hotels were $393 million, compared to $398 million in 2013. Expenses at Owned Hotels were $308 million compared to $318 million in 2013. Revenues in the third quarter of 2014 were negatively impacted by asset sales since the third quarter of 2013.

Vacation Ownership

Vacation ownership revenues were flat at $157 million for the third quarter of 2014, compared to the corresponding period in 2013. Originated contract sales of vacation ownership intervals decreased 2.4% during the third quarter of 2014, compared to the corresponding period in 2013, as the average price per vacation ownership unit sold decreased 2.6% to approximately $13,600, partially offset by a 0.6% increase in the number of contracts signed.

Residential

During the third quarter of 2014, the Company’s residential revenues were $2 million compared to $43 million in 2013. The Company realized residential revenues from Bal Harbour of $40 million and earnings of $19 million in the third quarter of 2013 compared to no revenue or earnings in the third quarter of 2014, as the Bal Harbour residential project sold out earlier this year.

Selling, General, Administrative and Other

During the third quarter of 2014, selling, general, administrative and other expenses decreased 4.0% to $96 million compared to $100 million in 2013, primarily due to higher bad debt expense in the prior year and the timing of incentives earned in 2014 in connection with the Company’s relocation of its corporate headquarters to Connecticut in 2012.

Capital

Gross capital spending during the quarter included approximately $43 million of maintenance capital and $35 million of development capital.

Asset Sales

During the third quarter of 2014, the Company terminated its leasehold interest in the Westin Dublin Hotel in Dublin, Ireland, and converted the hotel to a franchise. On October 20, 2014, the Company completed the sale of the St. Regis Rome, Italy, for gross cash proceeds of approximately €110 million, subject to a long-term management agreement.

Dividends

In the third quarter of 2014, the Company declared a regular quarterly dividend of $0.35 per share, which was paid on September 26, 2014. In accordance with the Company’s intention to return to shareholders approximately $500 million in cash realized from the completion of the Bal Harbour residential project and sale of the hotel earlier this year, the Company paid a special dividend of $0.65 per share on September 26, 2014 and expects to declare an additional special dividend of $0.65 per share in the fourth quarter of 2014. The total dividends paid in the third quarter of 2014 were approximately $181 million.

Share Repurchases

In the third quarter of 2014, the Company’s Board of Directors increased its share repurchase authorization by $1.1 billion to approximately $1.5 billion. During the third quarter of 2014, the Company repurchased 10.4 million shares at a total cost of approximately $857 million and an average price of $82.57 per share. As of September 30, 2014, approximately $688 million remained available under the Company’s share repurchase authorization.

Balance Sheet

During the third quarter of 2014, the Company completed a public offering of $350 million of 3.75% Senior Notes due 2025 and $300 million of 4.50% Senior Notes due 2034. The Company also established a Commercial Paper Program, which gives it the ability to issue up to $1.75 billion of short-term unsecured notes. At September 30, 2014, the Company had borrowings of $106 million outstanding under the program. Finally, during the third quarter of 2014, the Company amended its Revolving Credit Facility, which extends the maturity by two years to 2020.

At September 30, 2014, the Company had gross debt of $2.2 billion, cash and cash equivalents of $506 million (including $52 million of restricted cash) and net debt of $1.7 billion, compared to net debt of $528 million as of December 31, 2013, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at September 30, 2014, including $272 million of debt and $12 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.9 billion.

Outlook

For the full year 2014:

•	Adjusted EBITDA is expected to be approximately $1.215 billion to $1.225 billion (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 75 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 125 basis points lower in actual dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 8% to 10%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $170 million to $175 million.

•	Selling, general and administrative expenses increase approximately 5% to 7%.

•

Full year owned hotel earnings are negatively impacted by approximately $35 million due to 2013 and year-to-date 2014 asset sales, a closed hotel, and leased hotels that were converted to managed or franchised contracts in 2014.

•	Shifts in exchange rates since our last outlook will negatively impact full year earnings by approximately $10 million if exchange rates stay at current levels.

•	Depreciation and amortization is expected to be approximately $315 million.

•	Interest expense is expected to be approximately $123 million.

•	Full year effective tax rate is expected to be approximately 33%, and cash taxes from operating earnings are expected to be approximately $140 million (based on the assumptions above).

•	EPS before special items is expected to be approximately $2.79 to $2.83 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million.

•	Vacation ownership is expected to generate approximately $65 million in positive cash flow. The Company does not expect a securitization of receivables in 2014.

For the three months ended December 31, 2014:

•	Adjusted EBITDA is expected to be approximately $310 million to $320 million (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 3% to 5% in constant dollars (approximately 200 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company Owned Hotels Worldwide of 3% to 5% in constant dollars (approximately 325 basis points lower in actual dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 7% to 9% (including an approximately $8 million termination fee).

•	Earnings from the Company’s vacation ownership and residential business of approximately $40 million to $45 million.

•	Depreciation and amortization is expected to be approximately $84 million.

•	Interest expense is expected to be approximately $37 million.

•	The effective tax rate for the quarter is expected to be approximately 32% (based on the assumptions above).

•	EPS is expected to be approximately $0.73 to $0.77 (based on the assumptions above).

For the Full Year 2015:

•

At this point, the Company expects REVPAR at Same-Store Company-Operated Hotels Worldwide to increase 4% to 6% in constant dollars. Asset sales, a closed hotel, and leased hotels that were converted to managed and franchised contracts completed to date will reduce 2015 owned hotel earnings by approximately $9 million year over year. Additional significant non-recurring items in 2014 EBITDA include $30 million related to three large one-time termination fees received by the Company and $11 million from the Bal Harbour residential project, which is sold out. The Company will provide more details on its 2015 expectations in February.

Special Items

The Company’s special items included a pre-tax charge of $23 million ($12 million charge after-tax) in the third quarter of 2014 compared to a pre-tax benefit of $21 million ($20 million benefit after-tax) in the same period of 2013.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended September 30,			Nine Months Ended September 30,
2014	2013		2014	2013
$121	$137	Income from continuing operations before special items	$390	$438

$0.66	$0.71	EPS before special items	$2.06	$2.26

		Special Items
—	22	Restructuring and other special (charges) credits, net (a)	3	23
(22)	3	Gain (loss) on asset dispositions and impairments, net (b)	(55)	(5)
—	(4)	Impairment of unconsolidated joint venture hotel (c)	—	(4)
(1)	—	Loss on early extinguishment of debt (d)	(1)	—

(23)	21	Total special items – pre-tax	(53)	14
11	(1)	Income tax benefit (expense) for special items (e)	61	(15)

(12)	20	Total special items – after-tax	8	(1)

$109	$157	Income from continuing operations	$398	$437

$0.59	$0.81	EPS including special items	$2.10	$2.25

a)	During the nine months ended September 30, 2014, the net credit relates to the reversal of a reserve associated with a $3 million note receivable from a previous disposition. During the three and nine months ended September 30, 2013, the credit primarily related to a favorable adjustment to a legal reserve.

b)	During the three months ended September 30, 2014, the net loss primarily relates to a $13 million impairment charge associated with a wholly-owned hotel and a $7 million charge related to the termination of a leasehold interest in a hotel which is now franchised. During the nine months ended September 30, 2014, the net loss also includes the impairment of two hotels, one of which was sold subject to a long-term franchise contract and the other of which represents a leased hotel that was converted to a managed hotel. In addition, during the nine months ended September 30, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures. During the nine months ended September 30, 2013, the net loss primarily included charges related to the sale of three wholly-owned hotels.

c)	During the three and nine months ended September 30, 2013, the net loss related to an impairment charge associated with a hotel in which the Company owns a non-controlling joint venture interest.

d)	During the three and nine months ended September 30, 2014, the net charge relates to the write-off of certain deferred financing costs associated with amending the Company’s Revolving Credit Facility.

e)	During the three months ended September 30, 2014, the net benefit primarily relates to tax benefits on the pre-tax special items and provisions to return adjustments from prior years. During the nine months ended September 30, 2014, the net benefit also includes the recognition of $52 million for settlement of a foreign tax audit, partially offset by tax charges on the pre-tax special items. During the three months ended September 30, 2013, the net charge related to tax expense on the legal reserve adjustment discussed above, substantially offset by a $4 million tax benefit on a non-core asset disposition with a high tax basis and a $3 million deferred tax benefit associated with the reversal of the valuation allowance as the tax asset is now deemed realizable. The nine months ended September 30, 2013 include net tax charges associated with an asset disposition, interest on deferred income associated with vacation ownership sales, tax reserves and the resolution of certain tax positions.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 11:30 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Tuesday, October 28 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 10325720. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Tuesday, October 28 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 10325720. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits), and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room; REVPAR metrics do not include revenue from Design Hotels AG. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in 100 countries and 181,400 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended September 30				Nine Months Ended September 30,
2014	2013	% Variance		2014	2013	% Variance
			Revenues
$393	$398	(1.3)	Owned, leased and consolidated joint venture hotels	$1,171	$1,196	(2.1)
159	200	(20.5)	Vacation ownership and residential sales and services	504	748	(32.6)
255	247	3.2	Management fees, franchise fees and other income	763	700	9.0
686	663	3.5	Other revenues from managed and franchised properties (a)	2,052	1,965	4.4

1,493	1,508	(1.0)		4,490	4,609	(2.6)
			Costs and Expenses
308	318	3.1	Owned, leased and consolidated joint venture hotels	923	966	4.5
121	141	14.2	Vacation ownership and residential	374	503	25.6
96	100	4.0	Selling, general, administrative and other	293	278	(5.4)
—	(22)	(100.0)	Restructuring and other special charges (credits), net	(3)	(23)	(87.0)
65	59	(10.2)	Depreciation	188	174	(8.0)
7	6	(16.7)	Amortization	22	21	(4.8)
686	663	(3.5)	Other expenses from managed and franchised properties (a)	2,052	1,965	(4.4)

1,283	1,265	(1.4)		3,849	3,884	0.9
210	243	(13.6)	Operating income	641	725	(11.6)
3	—	n/m	Equity earnings and gains from unconsolidated ventures, net	21	17	23.5
(27)	(25)	(8.0)	Interest expense, net of interest income of $0, $1, $2 and $2	(73)	(77)	5.2
(1)	—	n/m	Loss on early extinguishment of debt, net	(1)	—	n/m
(22)	3	n/m	Gain (loss) on asset dispositions and impairments, net	(55)	(5)	n/m

163	221	(26.2)	Income from continuing operations before taxes and noncontrolling interests	533	660	(19.2)
(54)	(64)	15.6	Income tax expense	(135)	(223)	39.5

109	157	(30.6)	Income from continuing operations	398	437	(8.9)
			Discontinued Operations:
—	—	—	Gain on dispositions, net of tax	1	70	(98.6)

109	157	(30.6)	Net income	399	507	(21.3)
—	—	—	Net loss (income) attributable to noncontrolling interests	—	—	—

$109	$157	(30.6)	Net income attributable to Starwood	$399	$507	(21.3)

			Earnings Per Share – Basic
$0.60	$0.82	(26.8)	Continuing operations	$2.12	$2.28	(7.0)
—	—	—	Discontinued operations	0.01	0.37	(97.3)

$0.60	$0.82	(26.8)	Net income	$2.13	$2.65	(19.6)

			Earnings Per Share – Diluted
$0.59	$0.81	(27.2)	Continuing operations	$2.10	$2.25	(6.7)
—	—	—	Discontinued operations	0.01	0.36	(97.2)

$0.59	$0.81	(27.2)	Net income	$2.11	$2.61	(19.2)

			Amounts attributable to Starwood’s Common Stockholders
$109	$157	(30.6)	Continuing operations	$398	$437	(8.9)
—	—	—	Discontinued operations	1	70	(98.6)

$109	$157	(30.6)	Net income	$399	$507	(21.3)

185	192		Weighted average number of shares	188	192

186	194		Weighted average number of shares assuming dilution	190	194

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$454	$616
Restricted cash	60	134
Accounts receivable, net of allowance for doubtful accounts of $67 and $59	624	643
Inventories	198	217
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $5 and $6	48	54
Deferred income taxes	202	211
Prepaid expenses and other	166	121

Total current assets	1,752	1,996
Investments	233	251
Plant, property and equipment, net	2,942	3,034
Goodwill and intangible assets, net	1,998	2,032
Deferred income taxes	575	591
Other assets (a)	680	543
Securitized vacation ownership notes receivable, net	246	315

Total assets	$8,426	$8,762

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$3	$2
Accounts payable	90	105
Current maturities of long-term securitized vacation ownership debt	81	97
Accrued expenses	1,110	1,092
Accrued salaries, wages and benefits	396	404
Accrued taxes and other	251	224

Total current liabilities	1,931	1,924
Long-term debt (b)	2,163	1,265
Long-term securitized vacation ownership debt	191	258
Deferred income taxes	42	48
Other liabilities	1,949	1,904

Total liabilities	6,276	5,399

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 180,402,209 and 191,897,809 shares outstanding at September 30, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	28	661
Accumulated other comprehensive loss	(417)	(335)
Retained earnings	2,535	3,032

Total Starwood stockholders’ equity	2,148	3,360
Noncontrolling interests	2	3

Total equity	2,150	3,363

Total liabilities and equity	$8,426	$8,762

(a)	Includes restricted cash of $4 million and $3 million at September 30, 2014 and December 31, 2013, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $212 million and $218 million at September 30, 2014 and December 31, 2013, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2014	2013	% Variance		2014	2013	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$109	$157	(30.6)	Net income	$399	$507	(21.3)
32	28	14.3	Interest expense (a)	86	88	(2.3)
1	—	n/m	Loss on early extinguishment of debt	1	—	n/m
54	64	(15.6)	Income tax expense (b)	134	153	(12.4)
72	66	9.1	Depreciation (c)	207	191	8.4
8	7	14.3	Amortization (d)	24	24	—

276	322	(14.3)	EBITDA	851	963	(11.6)
22	(3)	n/m	(Gain) loss on asset dispositions and impairments, net	55	5	n/m
—	(22)	100.0	Restructuring and other special charges (credits), net	(3)	(23)	87.0
—	4	(100.0)	Impairment of unconsolidated joint venture hotel (e)	—	4	(100.0)

$298	$301	(1.0)	Adjusted EBITDA	$903	$949	(4.8)

(a)	Includes $5 million and $2 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended September 30, 2014 and 2013, respectively, and $11 million and $9 million for the nine months ended September 30, 2014 and 2013, respectively.
(b)	Includes $0 million of tax expense (benefit) recorded in discontinued operations for the three months ended September 30, 2014 and 2013, and $(1) million and $(70) million for the nine months ended September 30, 2014 and 2013, respectively.
(c)	Includes $7 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended September 30, 2014 and 2013, and $19 million and $17 million for the nine months ended September 30, 2014 and 2013, respectively.
(d)	Includes $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended September 30, 2014 and 2013, and $2 million and $3 million for the nine months ended September 30, 2014 and 2013, respectively.
(e)	The impairment charge is included in the equity earnings and gain/(loss) from unconsolidated ventures, net line item in the statement of income.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended September 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$18	6.3
Impact of changes in foreign exchange rates	(2)	(0.6)

Revenue increase/(decrease) in constant dollars	$16	5.7

Expense
Expense increase/(decrease) (GAAP)	$11	4.6
Impact of changes in foreign exchange rates	(1)	(0.4)

Expense increase/(decrease) in constant dollars	$10	4.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended September 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$6	4.5
Impact of changes in foreign exchange rates	1	1.4

Revenue increase/(decrease) in constant dollars	$7	5.9

Expense
Expense increase/(decrease) (GAAP)	$3	2.8
Impact of changes in foreign exchange rates	1	1.2

Expense increase/(decrease) in constant dollars	$4	4.0

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended September 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$12	7.4
Impact of changes in foreign exchange rates	(3)	(1.8)

Revenue increase/(decrease) in constant dollars	$9	5.6

Expense
Expense increase/(decrease) (GAAP)	$8	6.1
Impact of changes in foreign exchange rates	(2)	(1.8)

Expense increase/(decrease) in constant dollars	$6	4.3

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended September 30, 2014
	2014	2013	$ Variance
Vacation ownership and residential sales and services revenue	$159	$200	(41)
Vacation ownership and residential expense	(121)	(141)	20

Earnings from vacation ownership and residential	$38	$59	(21)

	Three Months Ended September 30, 2014
	2014	2013	$ Variance
Total Bal Harbour revenues	$—	$40	(40)
Total Bal Harbour expenses	—	(21)	21

Earnings from Bal Harbour	$—	$19	(19)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended December 31, 2014		Year Ended December 31, 2014
$129	Net income	$530
37	Interest expense	123
60	Income tax expense	194
84	Depreciation and amortization	315
—	Debt extinguishment	1

310	EBITDA	1,163
—	(Gain) loss on asset dispositions and impairments, net	55
—	Restructuring and other special charges (credits), net	(3)

$310	Adjusted EBITDA	$1,215

Three Months Ended December 31, 2014		Year Ended December 31, 2014
$129	Income from continuing operations before special items	$521

$0.73	EPS before special items	$2.79

	Special Items
—	Restructuring and other special (charges) credits, net	3
—	Gain (loss) on asset dispositions and impairments, net	(55)
—	Debt extinguishment	(1)

—	Total special items – pre-tax	(53)
—	Income tax benefit (expense) on special items	61

—	Total special items – after-tax	8

$129	Income from continuing operations	$529

$0.73	EPS including special items	$2.84

	High Case

Three Months Ended December 31, 2014		Year Ended December 31, 2014
$135	Net income	$536
37	Interest expense	123
64	Income tax expense	198
84	Depreciation and amortization	315
—	Debt extinguishment	1

320	EBITDA	1,173
—	(Gain) loss on asset dispositions and impairments, net	55
—	Restructuring and other special charges (credits), net	(3)

$320	Adjusted EBITDA	$1,225

Three Months Ended December 31, 2014		Year Ended December 31, 2014
$135	Income from continuing operations before special items	$527

$0.77	EPS before special items	$2.83

	Special Items
—	Restructuring and other special (charges) credits, net	3
—	Gain (loss) on asset dispositions and impairments, net	(55)
—	Debt extinguishment	(1)

—	Total special items – pre-tax	(53)
—	Income tax benefit (expense) on special items	61

—	Total special items – after-tax	8

$135	Income from continuing operations	$535

$0.77	EPS including special items	$2.87

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

(In millions)

Low Case

Three Months Ended December 31, 2014
Vacation ownership and residential sales and services revenue	$166
Vacation ownership and residential expenses	(126)

Earnings from vacation ownership and residential	$40

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$670
Vacation ownership and residential expenses	(500)

Earnings from vacation ownership and residential	$170

High Case

Three Months Ended December 31, 2014
Vacation ownership and residential sales and services revenue	$171
Vacation ownership and residential expenses	(126)

Earnings from vacation ownership and residential	$45

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$675
Vacation ownership and residential expenses	(500)

Earnings from vacation ownership and residential	$175

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2014	2013	% Variance	Same-Store Owned Hotels Worldwide	2014	2013	% Variance
			Revenue
$320	$302	6.3	Same-Store Owned Hotels (a)	$896	$859	4.3
3	40	(92.5)	Hotels Sold or Closed in 2014 and 2013	31	133	(76.7)
64	49	30.6	Hotels Without Comparable Results	224	184	21.7
6	7	(14.3)	Other ancillary hotel operations	20	20	—

$393	$398	(1.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,171	$1,196	(2.1)

			Costs and Expenses
$248	$237	(4.6)	Same-Store Owned Hotels (a)	$702	$686	(2.4)
3	32	90.6	Hotels Sold or Closed in 2014 and 2013	27	105	74.3
51	44	(15.9)	Hotels Without Comparable Results	175	157	(11.5)
6	5	(20.0)	Other ancillary hotel operations	19	18	(5.6)

$308	$318	3.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$923	$966	4.5

Three Months Ended September 30,				Nine Months Ended September 30,
2014	2013	% Variance	Same-Store Owned Hotels North America	2014	2013	% Variance
			Revenue
$129	$123	4.5	Same-Store Owned Hotels (a)	$411	$401	2.5
—	25	(100.0)	Hotels Sold or Closed in 2014 and 2013	8	92	(91.3)
55	40	37.5	Hotels Without Comparable Results	158	123	28.5
—	—	—	Other ancillary hotel operations	—	—	—

$184	$188	(2.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$577	$616	(6.3)

			Costs and Expenses
$110	$107	(2.8)	Same-Store Owned Hotels (a)	$335	$331	(1.3)
—	21	100.0	Hotels Sold or Closed in 2014 and 2013	5	72	93.1
45	39	(15.4)	Hotels Without Comparable Results	133	118	(12.7)
—	—	—	Other ancillary hotel operations	—	—	—

$155	$167	7.2	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$473	$521	9.2

Three Months Ended September 30,				Nine Months Ended September 30
2014	2013	% Variance	Same-Store Owned Hotels International	2014	2013	% Variance
			Revenue
$191	$179	7.4	Same-Store Owned Hotels (a)	$485	$458	5.9
3	15	(80.0)	Hotels Sold or Closed in 2014 and 2013	23	41	(43.9)
9	9	—	Hotels Without Comparable Results	66	61	8.2
6	7	(14.3)	Other ancillary hotel operations	20	20	—

$209	$210	(0.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$594	$580	2.4

			Costs and Expenses
$138	$130	(6.1)	Same-Store Owned Hotels (a)	$367	$355	(3.4)
3	11	72.7	Hotels Sold or Closed in 2014 and 2013	22	33	33.3
6	5	(20.0)	Hotels Without Comparable Results	42	39	(7.7)
6	5	(20.0)	Other ancillary hotel operations	19	18	(5.6)

$153	$151	(1.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$450	$445	(1.1)

(a)	Same-Store Owned Hotel results exclude five hotels sold or closed, two leased hotel converted to managed or franchised hotels and five hotels without comparable results for the three months ended September 30, 2014 and nine hotels sold or closed, two leased hotels converted to a managed or franchised hotel and seven hotels without comparable results for the nine months ended September 30, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS
REVPAR ($)	129.09	120.13	7.5%	133.85	123.07	8.8%	123.68	116.77	5.9%
ADR ($)	177.15	171.26	3.4%	171.71	162.95	5.4%	184.35	182.44	1.0%
Occupancy (%)	72.9%	70.1%	2.8	78.0%	75.5%	2.5	67.1%	64.0%	3.1

SHERATON
REVPAR ($)	109.73	103.34	6.2%	115.85	108.01	7.3%	103.07	98.26	4.9%
ADR ($)	152.80	149.07	2.5%	151.64	145.38	4.3%	154.24	153.73	0.3%
Occupancy (%)	71.8%	69.3%	2.5	76.4%	74.3%	2.1	66.8%	63.9%	2.9

WESTIN
REVPAR ($)	140.39	128.95	8.9%	141.05	128.14	10.1%	139.01	130.61	6.4%
ADR ($)	183.25	174.49	5.0%	179.33	167.69	6.9%	192.04	190.10	1.0%
Occupancy (%)	76.6%	73.9%	2.7	78.7%	76.4%	2.3	72.4%	68.7%	3.7

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	236.24	216.60	9.1%	268.00	245.35	9.2%	223.94	205.36	9.0%
ADR ($)	346.28	333.03	4.0%	348.14	322.95	7.8%	345.42	337.96	2.2%
Occupancy (%)	68.2%	65.0%	3.2	77.0%	76.0%	1.0	64.8%	60.8%	4.0

LE MERIDIEN
REVPAR ($)	136.05	130.67	4.1%	218.13	202.35	7.8%	121.25	117.75	3.0%
ADR ($)	196.55	192.81	1.9%	257.37	244.11	5.4%	182.55	181.03	0.8%
Occupancy (%)	69.2%	67.8%	1.4	84.8%	82.9%	1.9	66.4%	65.0%	1.4

W
REVPAR ($)	239.13	221.15	8.1%	229.80	213.67	7.5%	258.30	236.42	9.3%
ADR ($)	295.75	281.90	4.9%	278.17	262.10	6.1%	334.37	327.57	2.1%
Occupancy (%)	80.9%	78.4%	2.5	82.6%	81.5%	1.1	77.3%	72.2%	5.1

FOUR POINTS
REVPAR ($)	80.43	75.26	6.9%	93.20	84.76	10.0%	63.64	62.75	1.4%
ADR ($)	113.19	111.96	1.1%	119.76	114.62	4.5%	102.38	107.52	-4.8%
Occupancy (%)	71.1%	67.2%	3.9	77.8%	73.9%	3.9	62.2%	58.4%	3.8

ALOFT
REVPAR ($)	84.27	74.61	12.9%	102.66	90.11	13.9%	47.37	44.07	7.5%
ADR ($)	116.93	109.71	6.6%	129.74	121.44	6.8%	81.82	78.97	3.6%
Occupancy (%)	72.1%	68.0%	4.1	79.1%	74.2%	4.9	57.9%	55.8%	2.1

(1)	Includes same store Owned, managed, and franchised hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	129.09	120.13	7.5%	143.11	133.83	6.9%
ADR ($)	177.15	171.26	3.4%	198.41	192.98	2.8%
Occupancy (%)	72.9%	70.1%	2.8	72.1%	69.3%	2.8

AMERICAS
REVPAR ($)	130.10	119.77	8.6%	158.50	146.71	8.0%
ADR ($)	170.45	162.08	5.2%	205.56	195.61	5.1%
Occupancy (%)	76.3%	73.9%	2.4	77.1%	75.0%	2.1

North America
REVPAR ($)	133.85	123.07	8.8%	166.15	153.58	8.2%
ADR ($)	171.71	162.95	5.4%	209.39	198.83	5.3%
Occupancy (%)	78.0%	75.5%	2.5	79.3%	77.2%	2.1

Latin America
REVPAR ($)	86.13	81.17	6.1%	94.81	89.79	5.6%
ADR ($)	150.42	148.05	1.6%	162.31	159.13	2.0%
Occupancy (%)	57.3%	54.8%	2.5	58.4%	56.4%	2.0

ASIA PACIFIC
REVPAR ($)	102.60	98.41	4.3%	105.02	100.59	4.4%
ADR ($)	153.40	154.04	-0.4%	155.29	156.14	-0.5%
Occupancy (%)	66.9%	63.9%	3.0	67.6%	64.4%	3.2

Greater China
REVPAR ($)	95.43	88.20	8.2%	95.17	87.98	8.2%
ADR ($)	144.61	147.17	-1.7%	143.30	146.13	-1.9%
Occupancy (%)	66.0%	59.9%	6.1	66.4%	60.2%	6.2

Rest of Asia Pacific
REVPAR ($)	112.29	112.29	0.0%	125.32	126.79	-1.2%
ADR ($)	164.91	162.12	1.7%	178.71	173.27	3.1%
Occupancy (%)	68.1%	69.3%	-1.2	70.1%	73.2%	-3.1

EAME
REVPAR ($)	164.78	153.39	7.4%	170.94	159.01	7.5%
ADR ($)	235.38	230.18	2.3%	244.98	239.53	2.3%
Occupancy (%)	70.0%	66.6%	3.4	69.8%	66.4%	3.4

Europe
REVPAR ($)	197.48	182.59	8.2%	217.65	200.62	8.5%
ADR ($)	258.58	247.55	4.5%	278.61	265.34	5.0%
Occupancy (%)	76.4%	73.8%	2.6	78.1%	75.6%	2.5

Africa & Middle East
REVPAR ($)	95.26	91.36	4.3%	95.03	91.31	4.1%
ADR ($)	168.70	177.36	-4.9%	169.02	177.74	-4.9%
Occupancy (%)	56.5%	51.5%	5.0	56.2%	51.4%	4.8

(1)	Includes same store Owned, managed, and franchised hotels.
(2)	Includes same store Owned and managed hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Worldwide			North America			International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS	37 Hotels			12 Hotels			25 Hotels
REVPAR ($)	181.76	168.71	7.7%	152.89	144.16	6.1%	209.27	192.01	9.0%
ADR ($)	236.85	227.68	4.0%	190.92	188.26	1.4%	284.52	267.61	6.3%
Occupancy (%)	76.7%	74.1%	2.6	80.1%	76.6%	3.5	73.6%	71.8%	1.8

Total Revenue*	320,493	301,620	6.3%	128,793	123,195	4.5%	191,700	178,425	7.4%
Total Expenses*	247,752	236,811	-4.6%	109,831	106,804	-2.8%	137,920	130,007	-6.1%

*	Revenues and Expenses above are represented in ‘000’s.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2014	2013	Variance	% Variance
Management Fees
Base Fees	97	92	5	5.4%
Incentive Fees	46	44	2	4.5%

Total Management Fees	143	136	7	5.1%

Franchise Fees	63	56	7	12.5%

Total Management and Franchise Fees	206	192	14	7.3%

Other Management and Franchise Revenues (1)	42	50	(8)	(15.9)%

Total Management and Franchise Revenues	248	242	6	2.5%

Other	7	5	2	41.7%

Management Fees, Franchise Fees and Other Income	255	247	8	3.2%

(1)	Other Management and Franchise Revenues primarily includes the amortization of the deferred gains of approximately $22 million in 2014 and $23 million in 2013 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	2014	2013	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	80	82	(2)	(2.4%)
Other Sales and Services Revenues (2)	81	76	5	6.6%
Deferred Revenues—Percentage of Completion	3	3	—	—
Deferred Revenues—Other (3)	(7)	(4)	(3)	(75.0%)

Vacation Ownership Sales and Services Revenues	157	157	—	—
Residential Sales and Services Revenues (4)	2	43	(41)	(95.3%)

Total Vacation Ownership and Residential Sales and Services Revenues	159	200	(41)	(20.5%)

Originated Sales Expenses (5)—Vacation Ownership Sales	52	55	3	5.5%
Other Expenses (6)	63	62	(1)	(1.6%)
Deferred Expenses—Percentage of Completion	3	1	(2)	n/m
Deferred Expenses—Other	2	2	—	—

Vacation Ownership Expenses	120	120	—	—
Residential Expenses (4)	1	21	20	95.2%

Total Vacation Ownership and Residential Expenses	121	141	20	14.2%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes.
(2)	Includes resort income, interest income, and miscellaneous other revenues.
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25, and provision for loan loss.
(4)	For 2014 and 2013, includes $0 and $40 million of revenues and $0 and $21 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes.
(6)	Includes resort, general and administrative, and other miscellaneous expenses.

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS
REVPAR ($)	124.50	117.80	5.7%	130.74	122.46	6.8%	117.42	112.50	4.4%
ADR ($)	176.45	172.33	2.4%	172.92	166.28	4.0%	181.12	180.48	0.4%
Occupancy (%)	70.6%	68.4%	2.2	75.6%	73.6%	2.0	64.8%	62.3%	2.5

SHERATON
REVPAR ($)	106.14	100.56	5.5%	112.03	105.62	6.1%	99.71	95.02	4.9%
ADR ($)	153.16	150.32	1.9%	151.30	146.57	3.2%	155.50	155.15	0.2%
Occupancy (%)	69.3%	66.9%	2.4	74.0%	72.1%	1.9	64.1%	61.2%	2.9

WESTIN
REVPAR ($)	139.01	130.89	6.2%	140.91	131.10	7.5%	135.16	130.47	3.6%
ADR ($)	186.57	181.00	3.1%	183.51	174.86	4.9%	193.38	194.91	-0.8%
Occupancy (%)	74.5%	72.3%	2.2	76.8%	75.0%	1.8	69.9%	66.9%	3.0

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	212.39	198.87	6.8%	269.70	250.77	7.5%	188.86	177.28	6.5%
ADR ($)	320.87	312.38	2.7%	358.84	336.38	6.7%	302.12	299.80	0.8%
Occupancy (%)	66.2%	63.7%	2.5	75.2%	74.6%	0.6	62.5%	59.1%	3.4

LE MERIDIEN
REVPAR ($)	128.50	125.36	2.5%	218.96	206.02	6.3%	114.04	112.48	1.4%
ADR ($)	192.46	188.10	2.3%	260.44	249.96	4.2%	178.19	175.41	1.6%
Occupancy (%)	66.8%	66.6%	0.2	84.1%	82.4%	1.7	64.0%	64.1%	-0.1

W
REVPAR ($)	237.21	223.68	6.0%	228.73	216.34	5.7%	253.34	237.62	6.6%
ADR ($)	302.11	289.66	4.3%	284.50	271.39	4.8%	338.01	327.77	3.1%
Occupancy (%)	78.5%	77.2%	1.3	80.4%	79.7%	0.7	74.9%	72.5%	2.4

FOUR POINTS
REVPAR ($)	78.74	75.58	4.2%	86.78	81.54	6.4%	67.53	67.24	0.4%
ADR ($)	114.30	113.98	0.3%	116.73	113.50	2.8%	110.20	114.81	-4.0%
Occupancy (%)	68.9%	66.3%	2.6	74.3%	71.8%	2.5	61.3%	58.6%	2.7

ALOFT
REVPAR ($)	80.73	74.32	8.6%	94.96	85.40	11.2%	49.15	49.90	-1.5%
ADR ($)	113.50	109.33	3.8%	124.04	117.76	5.3%	83.19	86.11	-3.4%
Occupancy (%)	71.1%	68.0%	3.1	76.6%	72.5%	4.1	59.1%	58.0%	1.1

(1)	Includes same store Owned, managed, and franchised hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	124.50	117.80	5.7%	138.42	131.02	5.6%
ADR ($)	176.45	172.33	2.4%	197.93	193.72	2.2%
Occupancy (%)	70.6%	68.4%	2.2	69.9%	67.6%	2.3

AMERICAS
REVPAR ($)	127.94	120.01	6.6%	157.79	148.41	6.3%
ADR ($)	172.26	165.77	3.9%	209.48	200.88	4.3%
Occupancy (%)	74.3%	72.4%	1.9	75.3%	73.9%	1.4

North America
REVPAR ($)	130.74	122.46	6.8%	164.03	154.07	6.5%
ADR ($)	172.92	166.28	4.0%	212.55	203.69	4.3%
Occupancy (%)	75.6%	73.6%	2.0	77.2%	75.6%	1.6

Latin America
REVPAR ($)	94.93	91.26	4.0%	106.64	101.97	4.6%
ADR ($)	162.21	158.09	2.6%	177.23	171.55	3.3%
Occupancy (%)	58.5%	57.7%	0.8	60.2%	59.4%	0.8

ASIA PACIFIC
REVPAR ($)	101.27	97.69	3.7%	104.00	99.14	4.9%
ADR ($)	156.73	159.90	-2.0%	159.87	162.25	-1.5%
Occupancy (%)	64.6%	61.1%	3.5	65.1%	61.1%	4.0

Greater China
REVPAR ($)	94.52	85.99	9.9%	94.01	85.18	10.4%
ADR ($)	151.04	153.90	-1.9%	149.57	152.40	-1.9%
Occupancy (%)	62.6%	55.9%	6.7	62.9%	55.9%	7.0

Rest of Asia Pacific
REVPAR ($)	110.30	113.41	-2.7%	124.25	127.55	-2.6%
ADR ($)	163.80	166.52	-1.6%	178.72	177.86	0.5%
Occupancy (%)	67.3%	68.1%	-0.8	69.5%	71.7%	-2.2

EAME
REVPAR ($)	147.43	140.10	5.2%	154.05	146.22	5.4%
ADR ($)	220.63	214.26	3.0%	228.61	221.86	3.0%
Occupancy (%)	66.8%	65.4%	1.4	67.4%	65.9%	1.5

Europe
REVPAR ($)	162.12	152.32	6.4%	177.25	165.83	6.9%
ADR ($)	232.86	223.80	4.0%	247.75	237.46	4.3%
Occupancy (%)	69.6%	68.1%	1.5	71.5%	69.8%	1.7

Africa & Middle East
REVPAR ($)	115.94	113.96	1.7%	116.15	114.14	1.8%
ADR ($)	190.64	190.98	-0.2%	191.71	191.89	-0.1%
Occupancy (%)	60.8%	59.7%	1.1	60.6%	59.5%	1.1

(1)	Includes same store Owned, managed, and franchised hotels.
(2)	Includes same store Owned and managed hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Worldwide			North America			International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS	35 Hotels			12 Hotels			23 Hotels
REVPAR ($)	168.02	159.03	5.7%	154.14	149.03	3.4%	181.69	168.87	7.6%
ADR ($)	228.39	220.30	3.7%	200.62	196.20	2.3%	258.24	246.60	4.7%
Occupancy (%)	73.6%	72.2%	1.4	76.8%	76.0%	0.8	70.4%	68.5%	1.9

Total Revenue*	896,176	859,236	4.3%	411,462	401,436	2.5%	484,714	457,800	5.9%
Total Expenses*	702,478	686,120	-2.4%	334,836	330,668	-1.3%	367,642	355,452	-3.4%

*	Revenues and Expenses above are represented in ‘000’s.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2014	2013	Variance	% Variance
Management Fees
Base Fees	281	264	17	6.6%
Incentive Fees	143	133	10	7.7%

Total Management Fees	424	397	27	6.8%

Franchise Fees	178	160	18	11.2%

Total Management and Franchise Fees	602	557	45	8.1%

Other Management and Franchise Revenues (1)	143	126	17	13.5%

Total Management and Franchise Revenues	745	683	62	9.1%

Other	18	17	1	7.1%

Management Fees, Franchise Fees and Other Income	763	700	63	9.0%

(1)	Other Management and Franchise Revenues primarily includes the amortization of the deferred gains of approximately $65 million in 2014 and $68 million in 2013 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	2014	2013	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	243	244	(1)	(0.4%)
Other Sales and Services Revenues (2)	253	247	6	2.4%
Deferred Revenues — Percentage of Completion	(13)	1	(14)	n/m
Deferred Revenues — Other (3)	(7)	1	(8)	n/m

Vacation Ownership Sales and Services Revenues	476	493	(17)	(3.4%)
Residential Sales and Services Revenues (4)	28	255	(227)	(89.0%)

Total Vacation Ownership and Residential Sales and Services Revenues	504	748	(244)	(32.6%)

Originated Sales Expenses (5) — Vacation Ownership Sales	173	171	(2)	(1.2%)
Other Expenses (6)	191	189	(2)	(1.1%)
Deferred Expenses — Percentage of Completion	(7)	—	7	100.0%
Deferred Expenses — Other	7	7	—	—

Vacation Ownership Expenses	364	367	3	0.8%
Residential Expenses (4)	10	136	126	92.6%

Total Vacation Ownership and Residential Expenses	374	503	129	25.6%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes.
(2)	Includes resort income, interest income, and miscellaneous other revenues.
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss.
(4)	For 2014 and 2013, includes $20 and $243 million of revenues and $9 and $136 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes.
(6)	Includes resort, general and administrative, and other miscellaneous expenses.

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of September 30, 2014

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2014 and 2013:

Hotel	Location
Element Denver Park Meadows	Denver, CO
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico
Sheraton Steamboat Resort	Steamboat Springs, CO
The Gritti Palace, Venice	Venice, Italy
The St. Regis New York	New York, NY
The Westin Excelsior, Florence	Florence, Italy
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI

Owned Hotels sold or closed in 2014 and 2013:

Hotel	Location
Aloft Lexington	Lexington, MA
Aloft San Francisco Airport	San Francisco, CA
Aloft Tucson University	Tucson, AZ
Element Lexington	Lexington, MA
Sheraton Santa Maria de El Paular	Madrid, Spain
The Park Lane Hotel	London, England
The St. Regis Bal Harbour Resort	Miami Beach, FL
The Westin San Francisco Airport	San Francisco, CA
The Westin Dublin Hotel	Dublin, Ireland
W New Orleans	New Orleans, LA
W New Orleans—French Quarter	New Orleans, LA

Revenues and Expenses Associated with Hotels Sold or Closed in 2014 and 2013: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2013:
2013
Revenues	$19	$12	$12	$4	$47
Expenses (excluding depreciation)	$15	$9	$8	$3	$35

Hotels Sold or Closed in 2014:
2014
Revenues	$20	$8	$3	—	$31
Expenses (excluding depreciation)	$16	$8	$3	—	$27

2013
Revenues	$32	$30	$28	$34	$124
Expenses (excluding depreciation)	$25	$24	$24	$27	$100

(1)	Results consist of three hotels sold or closed in 2014, two leased hotels converted to managed or franchised hotels in 2014, and six hotels sold in 2013. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2014 and 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Nine Months Ended September 30, 2014

UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	11	35
Corporate/IT	32	98

Subtotal	43	133
Net capital expenditures for Vacation Ownership inventory (2)	(3)	(10)
Development Capital	35	125

Total Capital Expenditures	75	248

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $14 million and $38 million in the three and nine months ended September 30, 2014, less cost of sales of $17 million and $48 million in the three and nine months ended September 30, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2014 Divisional Hotel Inventory Summary by Ownership by Brand

As of September 30, 2014

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	11	6,273	6	3,579	5	2,694	2	854	—	—	2	854	2	358	2	358	—	—	15	7,485
Westin	5	2,734	2	1,832	3	902	1	243	—	—	1	243	2	487	2	487	—	—	8	3,464
Four Points	1	177	1	177	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	177
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	2	261	2	261	—	—	5	919
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	1	136	1	136	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	136
Element	1	123	1	123	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	123
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned	25	11,409	16	7,632	9	3,777	4	1,257	—	—	4	1,257	13	2,348	13	2,348	—	—	42	15,014

Managed & UJV
Sheraton	50	28,175	34	25,090	16	3,085	90	34,215	61	26,338	29	7,877	72	20,184	41	11,860	31	8,324	212	82,574
Westin	55	28,810	52	27,924	3	886	37	12,455	20	7,052	17	5,403	16	5,087	11	3,748	5	1,339	108	46,352
Four Points	3	426	—	—	3	426	30	8,361	21	6,057	9	2,304	12	2,270	4	499	8	1,771	45	11,057
W	27	8,106	25	7,673	2	433	9	2,393	3	1,115	6	1,278	5	937	4	495	1	442	41	11,436
Luxury Collection	11	1,938	4	1,648	7	290	12	2,480	6	1,308	6	1,172	27	5,261	22	3,671	5	1,590	50	9,679
St. Regis	12	2,347	10	2,038	2	309	9	2,297	6	1,647	3	650	8	1,774	4	607	4	1,167	29	6,418
Le Meridien	4	469	3	309	1	160	26	7,370	9	3,131	17	4,239	45	13,748	16	5,215	29	8,533	75	21,587
Aloft	2	322	—	—	2	322	10	2,606	7	1,636	3	970	4	943	3	535	1	408	16	3,871
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	410	1	410	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	410

Total Managed & UJV	165	71,003	129	65,092	36	5,911	223	72,177	133	48,284	90	23,893	189	50,204	105	26,630	84	23,574	577	193,384

Franchised
Sheraton	175	51,193	163	48,173	12	3,020	13	6,124	3	1,836	10	4,288	18	4,718	16	4,315	2	403	206	62,035
Westin	75	23,500	70	21,973	5	1,527	8	2,531	1	288	7	2,243	5	1,688	5	1,688	—	—	88	27,719
Four Points	126	19,469	116	17,987	10	1,482	10	1,622	1	126	9	1,496	7	1,085	7	1,085	—	—	143	22,176
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	11	2,102	8	1,651	3	451	10	3,069	—	—	10	3,069	12	1,783	12	1,783	—	—	33	6,954
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	14	3,329	13	3,218	1	111	5	1,209	1	160	4	1,049	2	603	2	603	—	—	21	5,141
Aloft	63	9,604	60	9,009	3	595	5	813	—	—	5	813	—	—	—	—	—	—	68	10,417
Element	11	1,808	11	1,808	—	—	—	—	—	—	—	—	1	133	1	133	—	—	12	1,941
Other	2	384	2	384	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	384

Total Franchised	477	111,389	443	104,203	34	7,186	51	15,368	6	2,410	45	12,958	45	10,010	43	9,607	2	403	573	136,767

Systemwide
Sheraton	236	85,641	203	76,842	33	8,799	105	41,193	64	28,174	41	13,019	92	25,260	59	16,533	33	8,727	433	152,094
Westin	135	55,044	124	51,729	11	3,315	46	15,229	21	7,340	25	7,889	23	7,262	18	5,923	5	1,339	204	77,535
Four Points	130	20,072	117	18,164	13	1,908	40	9,983	22	6,183	18	3,800	19	3,355	11	1,584	8	1,771	189	33,410
W	28	8,615	26	8,182	2	433	9	2,393	3	1,115	6	1,278	7	1,602	6	1,160	1	442	44	12,610
Luxury Collection	24	4,864	13	3,942	11	922	22	5,549	6	1,308	16	4,241	44	7,621	39	6,031	5	1,590	90	18,034
St. Regis	14	2,845	12	2,536	2	309	10	2,457	6	1,647	4	810	10	2,035	6	868	4	1,167	34	7,337
Le Meridien	18	3,798	16	3,527	2	271	31	8,579	10	3,291	21	5,288	47	14,351	18	5,818	29	8,533	96	26,728
Aloft	66	10,062	61	9,145	5	917	15	3,419	7	1,636	8	1,783	4	943	3	535	1	408	85	14,424
Element	12	1,931	12	1,931	—	—	—	—	—	—	—	—	1	133	1	133	—	—	13	2,064
Other	4	929	4	929	—	—	—	—	—	—	—	—	—	—	—	—	—	—	4	929
Vacation Ownership	14	7,576	13	6,996	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,576

Total Systemwide	681	201,377	601	183,923	80	17,454	278	88,802	139	50,694	139	38,108	247	62,562	161	38,585	86	23,977	1,206	352,741

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of September 30, 2014

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,606	92	21	1,719
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99

Total SVO, Inc.	21	21	16	4,846	92	733	5,671

Unconsolidated Joint Ventures (UJVs)	1	1	1	198	—	—	198

Total including UJVs	22	22	17	5,044	92	733	5,869

Total Intervals Including UJVs (7)				262,288	4,784	38,116	305,188

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.